Exhibit 10.19

Amendment No. 4 to the

Executive Employment Agreement

between Track Group, Inc. and Derek Cassell

Dated December 1, 2016

THIS AMENDMENT NO. 4 to that certain Executive Employment Agreement by and between Track Group, Inc. (the “Company”) and Derek Cassell (the “Executive”) entered into as of December 15, 2021.

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement dated December 1, 2016, as amended by Amendment No. 1 on February 13, 2017, Amendment No. 2 on December 13, 2017, Amendment No. 3 on December 21, 2020 (together, the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, the parties agree as follows:

1.    Paragraph 5A. of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“A.         Employment Term of Agreement. The “Employment Term” of this Agreement shall commence on shall commence on October 1, 2016 and shall continue in effect until terminated by either party in accordance with the terms herein.”

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 4 to the Executive Employment Agreement between Track Group, Inc. and Derek Cassell dated December 15, 2021, in the case of the Company by its duly authorized officer, as of the day and year first above written.

TRACK GROUP, INC.	EXECUTIVE
By: /s/ Guy Dubois Guy Dubois Chairman of the Board	/s/ Derek Cassell Derek Cassell